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                              ####


[Advertisement to run May 6, 1996]

To KCPL Shareholders:

                     It's About Credibility

                                ?

            The Ultimate Value of Western Resources'
                      Shares Being Offered
                         To KCPL Holders

Western Resources, Inc. has launched a hostile exchange offer TO BREAK UP THE FRIENDLY MERGER OF EQUALS BETWEEN KANSAS CITY
POWER & LIGHT COMPANY AND UTILICORP UNITED INC. It's attempting to do so by making what we believe is an ILLUSORY OFFER built upon FAULTY ASSUMPTIONS. Even Western concedes that without KCPL's cooperation, is "offer" won't bring any value to KCPL shareholders until the end of 1997. The fact is, Western's hostile proposal has so many conditions and hurdles built into it, we believe that it is questionable whether it could EVER close.

In contrast, the friendly merger between KCPL and UtiliCorp will create a strong, new company. A company that will deliver value to its many diverse constituencies -- shareholders, employees, customers, communities...now, and for the long term.

                    AN OFFER NEEDS TO BE REAL

             Western's hostile bid is not credible,
                      it's not achievable,
                     and its not strategic.

                           [KCPL logo]

  Vote YES to the KCPL/UtiliCorp Merger on the WHITE Proxy Card

If you have any questions or need assistance in completing the WHITE proxy card, please call our proxy solicitor, D. F. KING &
CO., toll free, 1-800-714-3312.

[end of advertisement]


                          MERGER FACTS

                         April 29, 1996

Western Resources is making a hostile bid for KCPL based on illusory terms built on faulty assumptions.

Look at their own conditions...

90 Percent Minimum Tender       Western won't close unless they
                                get 90% tendered, an extremely
                                difficult condition in any
                                hostile exchange.

Free to Amend or Terminate      "In their sole discretion,"
                                Western is free to amend the
                                terms of the deal or terminate it
                                completely at any time before
                                closing, which could take as long
                                as two years.  In contrast, the
                                terms of the merger with
                                UtiliCorp are fixed following
                                shareholder approval.

Western Shareholder Approval    Western shareholders, who we
                                believe may find the deal
                                extremely dilutive to them, must
                                approve any KCPL deal before it
                                can close.

 ... Which Are Further Compounded by Regulatory Hurdles

Missouri Anti-Takeover          Western has set as its own
Statutes                        condition that Missouri's
                                Business Combination statute not
                                apply.  This requires approval of
                                KCPL's Board of Directors, which
                                has already rejected the offer.

                                The Missouri Control Share
                                Acquisition Statute and Western's
                                condition require KCPL
                                shareholder approval.

Antitrust                       The KCPL/UtiliCorp merger is pro-
                                competition.  Western's hostile
                                offer for KCPL would eliminate a
                                competitor, and could raise
                                serious antitrust and regulatory
                                concerns.

Two Year Open Tender            An exchange offer cannot close,
                                and tendered shares cannot be
                                purchased, until all state and
                                federal regulatory approvals have
                                been obtained.  There currently
                                are numerous deals awaiting FERC
                                approval and Western has yet to
                                even file with FERC.  Any
                                proposed Western/KCPL combination
                                could take as long as two years
                                for approval.

In examining these hurdles and conditions, it is clear to us that Western's hostile bid is neither credible nor achievable.